Exhibit 99.1

News Release

Contact:

William L. Prater Senior Executive Vice President and Chief Financial Officer 662/680-2536	Will Fisackerly Senior Vice President and Director of Corporate Finance 662/680-2475

BancorpSouth Announces Stock Repurchase Authorization; Declares Quarterly Dividend

TUPELO, MS, January 27, 2016/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) announced today its Board of Directors has authorized a new stock repurchase program through December 29, 2017 to purchase up to an aggregate of 7,000,000 shares of BancorpSouth’s outstanding common stock, par value $2.50 per share. The previous stock repurchase program, which was scheduled to expire on November 30, 2016, was terminated. Under that program, the Company repurchased 2,882,000 shares.

The shares may be purchased periodically in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual means and timing of purchase, target number of shares and maximum price or range of prices under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of BancorpSouth’s stock, general market and economic conditions, and applicable legal and regulatory requirements.

Additionally, the Board of Directors declared a quarterly cash dividend of $0.10 per common share. The dividend is payable April 1, 2016 to shareholders of record at the close of business on March 15, 2016. BancorpSouth earlier reported net income of $21.2 million, or $0.22 per diluted share, for the fourth quarter of 2015.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 241 full service branch locations as well additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000

BXS Announces Stock Repurchase Program

January 27, 2016

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the means by which shares of common stock may be repurchased pursuant to the stock repurchase program, the factors to be analyzed by management to determine the timing, number and value of shares of common stock repurchased pursuant to the stock repurchase program and the future uses of repurchased shares of common stock.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, when and whether the joint investigation by the CFPB and the DOJ of the Company’s fair lending practices is resolved by settlement and, if so, on what terms, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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